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                                                            Exhibit 5


June 21, 1996

Cabot Corporation
75 State Street
Boston, Massachusetts 02109

Ladies and Gentlemen:

      I am a Vice President and General Counsel of Cabot Corporation, a Delaware corporation (the "Company"). In that capacity, I have acted as counsel for the Company, with respect to the Company's Forms S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, by the Company of an aggregate of 400,000 shares of Common Stock, par value $1.00 per share (the "Shares"), subject to purchase under the Cabot Corporation Non-Employee Directors' Stock Compensation Plan (the "Plan").

      As counsel for the Company, I have examined, among other things, the provisions of such applicable federal and state laws and certain corporate records and proceedings, including the originals and/or copies of such documents, certificates and records as I have deemed necessary and appropriate in order to render this opinion.

      Based on the foregoing, I am of the opinion that the Shares have been duly and validly authorized for issuance by all necessary corporate action on the part of the Company and, upon delivery thereof and payment therefor in accordance with the Plan and the Registration Statement, will be validly issued, fully paid, and non-assessable.

      I consent to being named in the Registration Statement and related prospectus as counsel who is passing upon the legality of the Shares. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ Robert Rothberg

                                    Robert Rothberg
                                    Vice President and General Counsel
                                    Cabot Corporation







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